EXHIBIT 2.16

EXECUTION COPY

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE No. 1, dated as of February 7, 2005, by and between Vitro Envases Norteamérica, S.A. de C.V., a corporation organized under the laws of Mexico (the “Company”), the Note Guarantors party thereto (the “Note Guarantors”) and The Bank of New York, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee previously have entered into an indenture, dated as of July 23, 2004 (the “Original Indenture”, and as supplemented by this Supplemental Indenture No. 1 and any further amendments or supplements thereto, the “Indenture”), providing for the issuance of 10.75% Senior Secured Guaranteed Notes Due 2011;

WHEREAS, the Indenture provides for, among other things, that, subsequent to the execution of the Original Indenture, the Company and the Trustee may without the consent of holders of the outstanding 10.75% Senior Secured Guaranteed Notes Due 2011 enter into one or more indentures supplemental to the Original Indenture to provide for the issuance of Additional Notes in accordance with Section 2.13 thereof;

WHEREAS, the Board of Directors of the Company has authorized the issuance of $80,000,000 aggregate principal amount of Additional Notes;

WHEREAS, the Company has requested that the Trustee join in the execution of this Supplemental Indenture No. 1; and

WHEREAS, all things necessary to make this Supplemental Indenture No. 1 a valid agreement of the parties and a valid supplement to the Indenture have been done.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, the Note Guarantors and the Trustee hereby agree, for the equal and ratable benefit of all Holders, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01 Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as supplemented and amended hereby. All definitions in the Original Indenture shall be read in a manner consistent with the terms of this Supplemental Indenture No. 1.

ARTICLE TWO

ADDITIONAL NOTES

Section 2.01 The Additional Notes. Pursuant to Section 2.13 of the Original Indenture, the Company hereby creates and issues $80,000,000 aggregate principal amount of its 10.75% Senior Secured Guaranteed Notes Due 2011 (the “Additional Notes”). These Additional Notes will be consolidated to form a single series, and be fully fungible, with the Company’s outstanding 10.75% Senior Secured Guaranteed Notes Due 2011 issued on July 23, 2004, to which the Additional Notes are identical in all terms and conditions except issue date. Interest on the Additional Notes shall accrue from January 23, 2005. All Additional Notes issued under the Indenture will, when issued, be considered Notes for all purposes thereunder and will be subject to and take the benefit of all of the terms, conditions and provisions of the Indenture.

Section 2.02 Execution and Authentication of the Additional Notes. The Trustee shall, pursuant to an Authentication Order, authenticate the Additional Notes.

ARTICLE THREE

MISCELLANEOUS

Section 3.01 Effect of This Supplemental Indenture No. 1. This Supplemental Indenture No. 1 supplements the Original Indenture and shall be a part, and subject to all the terms, thereof. The Original Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture No. 1 shall be read, taken and construed as one and the same instrument. All provisions included in this Supplemental Indenture No. 1 supersede any conflicting provisions included in the Original Indenture, unless not permitted by law.

Section  3.02 Governing Law. This Supplemental Indenture No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.03 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture No. 1.

Section 3.04 Counterparts. The parties may sign any number of copies of this Supplemental Indenture No. 1. Each signed copy shall be an original, but all of them shall represent the same agreement.

[SIGNATURE PAGE TO FOLLOW IMMEDIATELY]

SIGNATURES

Dated as of February 7, 2005

VITRO ENVASES NORTEAMÉRICA, S.A. DE C.V.

By_________________________________
Name:
Title: Authorized Signatory

By_________________________________
Name:
Title: Authorized Signatory

INDUSTRIA DEL ÁLCALI, S.A. DE C.V.

By_________________________________
Name:
Title: Authorized Signatory

By_________________________________
Name:
Title: Authorized Signatory

COMPAÑÍA VIDRIERA, S.A. DE C.V.

By_________________________________
Name:
Title: Authorized Signatory

By_________________________________
Name:
Title: Authorized Signatory

FABRICACIÓN DE MÁQUINAS, S.A. DE C.V.

By_________________________________
Name:
Title: Authorized Signatory

By_________________________________
Name:
Title: Authorized Signatory

PROCESADORA DE MATERIAS PRIMAS INDUSTRIALIZABLES, S.A. DE C.V.

By_________________________________
Name:
Title: Authorized Signatory

By_________________________________
Name:
Title: Authorized Signatory

VIDRIERA MONTERREY, S.A. DE C.V.

By_________________________________
Name:
Title: Authorized Signatory

By_________________________________
Name:
Title: Authorized Signatory

VIDRIERA GUADALAJARA, S.A. DE C.V.

By_________________________________
Name:
Title: Authorized Signatory

By_________________________________
Name:
Title: Authorized Signatory

VIDRIERA QUERÉTARO, S.A. DE C.V.

By_________________________________
Name:
Title: Authorized Signatory

By_________________________________
Name:
Title: Authorized Signatory

VIDRIERA TOLUCA, S.A. DE C.V.

By_________________________________
Name:
Title: Authorized Signatory

By_________________________________
Name:
Title: Authorized Signatory

VIDRIERA LOS REYES, S.A. DE C.V.

By_________________________________
Name:
Title: Authorized Signatory

By_________________________________
Name:
Title: Authorized Signatory

VITRO PACKAGING, INC.

By_________________________________
Name:
Title: Authorized Signatory

By_________________________________
Name:
Title: Authorized Signatory

THE BANK OF NEW YORK

By__________________________________
Name:
Title: